SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   January 1, 2001
(Date of earliest event reported)

   Wisconsin Public Service Corporation
 (Exact name of registrant as specified in its charter)

   Wisconsin
 (State or other jurisdiction of incorporation)

   1-03016                           39-0715160
(Commission File Number)      (IRS Employer Identification No.)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307-9001
 (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (920)433-1598

   Not Applicable
 (Former name or former address, if changed since last report)

Page 1 of 3 Pages

ITEM 5. OTHER EVENTS.

On January 2, 2001, Wisconsin Public Service Corporation, a utility subsidiary of WPS Resources Corporation, issued a Press Release announcing the approval of new electric and natural gas rates which became effective on January 1, 2001.
The new rates were approved by the Public Service Commission of Wisconsin in late
December after review of the company's rate request which was originally filed in
March of 2000.  A copy of the press release is attached as Exhibit 99-1 and is incorporated by reference.

Also on January 2, 2001, Wisconsin Public Service issued a notice to the financial community providing more information on the rate changes described in the press release attached as Exhibit 99-1.  A copy of the notice to the financial community is attached as Exhibit 99-2 and is incorporated by reference.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99-1	Wisconsin Public Service Corporation Press Release dated January 2, 2001 announcing increased electric and natural gas rates for 2001.

99-2	Wisconsin Public Service Corporation notice to financial community dated January 2, 2001 detailing the rate changes described in the press release attached as Exhibit 99-1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION

By: /s/ D. P. Bittner D. P. Bittner Senior Vice President and Chief Financial Officer

Date: January 2, 2001